UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2020

General Motors Financial Company, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
801 Cherry Street, Suite 3500, Fort Worth, Texas 76102
(Address of principal executive offices, including Zip Code)
(817) 302-7000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
5.250% Senior Notes due 2026	GM/26	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
See Item 2.03 below.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On April 14, 2020, General Motors Financial Company, Inc. (“GM Financial”) and General Motors Company (“GM”) renewed its 364-Day Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent and the other lenders named therein (the “Facility”). The Facility is unsecured, provides available borrowing capacity of $1.95 billion and matures on April 13, 2021.
The Facility is available to GM, GM Financial and certain other wholly owned subsidiaries of GM. However, GM has allocated the Facility for exclusive use by GM Financial. The Facility allows for borrowing in U.S. Dollars only.
GM has guaranteed the obligations of subsidiary borrowers under the Facility. Consistent with the terms of GM’s current revolving credit facilities, if GM fails to maintain an investment grade corporate rating from two or more of the following credit rating agencies: Fitch Ratings, Moody’s Investors Service and Standard & Poor’s, GM will be required to cause certain of GM’s domestic subsidiaries to guarantee GM’s obligations under the terms of the Facility.
Interest rates on obligations under the Facility are based on prevailing annual interest rates for Eurodollar loans or an alternative base rate, both subject to an applicable margin. This applicable margin will be based upon the credit rating assigned to the Facility or to senior, unsecured long-term indebtedness of GM.
The Facility contains representations, warranties and covenants that are typical for this type of facility. These covenants include restrictions on mergers or sales of assets and secured debt borrowings, subject to exceptions and limitations. The Facility also requires that GM maintain at least $4.0 billion in global liquidity and at least $2.0 billion in U.S. liquidity.
Some of the lenders under the Facility, and their affiliates, have various relationships with GM Financial and its subsidiaries involving the provision of financial services, including cash management, investment banking, trust and leasing services, and foreign exchange and other derivative arrangements.
The foregoing description does not constitute a complete summary of the Facility and is qualified by reference in its entirety to the full text of the Facility filed herewith.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit
10.1†
Second Amended and Restated 364-Day Revolving Credit Agreement among General Motors Company, General Motors Financial Company, Inc., the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent.

†
Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: April 17, 2020	By:	/s/ SUSAN B. SHEFFIELD
Susan B. Sheffield
Executive Vice President and Chief Financial Officer